Exhibit 99.7

NEWS RELEASE

FOR IMMEDIATE RELEASE

LEGEND OIL AND GAS LTD. Announces Letter of Intent for Major Acquisition

SEATTLE, Washington. – July 12, 2011 - Legend Oil and Gas Ltd. (OTCBB: LOGL)

(“Legend”, the “Company”) is pleased to announce it has signed a non-binding letter of intent (LOI) with International Sovereign Energy Corp. (“ISR”) of Calgary, Alberta, Canada, to acquire all of ISR’s interests in land and production in Canada for a purchase price valued at $17.0 million in a cash and shares transaction. The acquired properties are producing a minimum of 300 barrels of oil equivalent per day (gas converted at 6:1), with approximately 30% of the production being crude oil. Proven and probable reserves associated with the assets are approximately 1.0 million barrels of oil equivalent (BOE). Annualized cash flow is anticipated to be over $3.0 million.

“This acquisition will add significant production and cash flow to Legend’s portfolio of assets which will help underpin the Company’s resource activity in its new Canadian core area, as well as allowing the Company to expand its activities on our American asset base,” said Legend’s President, Marshall Diamond-Goldberg. The assets are a mix of operated and non-operated oil and gas production properties as well as a large number of un-developed leases on which a number of drilling opportunities have been identified. “We have yet to assess all of the un-developed land, however there appears to be several potential opportunities to expand the light oil production utilizing horizontal wells with multi-stage fracturing technology. The ISR assets have been moderately developed in the past two years and we anticipate increasing production on the properties with a robust capital expenditure program over the next eighteen months,” Diamond-Goldberg added.

The two companies will move toward a definitive agreement and will commence due diligence immediately. ISR Shareholder approval is required with an anticipated Closing date of August 31st. The effective date of this acquisition will be July 1st.

About Legend Oil and Gas Ltd.

Legend Oil and Gas Ltd. is a managed risk, oil and gas exploration/exploitation, development and production company with activities currently focused on leases in southeastern Kansas, northern North Dakota and Canada.

Investor Contact

Marshall Diamond-Goldberg, President

marshall@legendoilandgas.com

403-617-2071 Forward-looking Statements:

This press release contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events and the Company’s growth and business strategy. Words such as “expects,” “will,” “intends,” “plans,” “believes,” “anticipates,” “hopes,” “estimates,” and variations on such words and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, changes in the Company’s business; competitive factors in the market(s) in which the Company operates; risks associated with oil and gas operations in the United States; and other factors listed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Cautionary Note to U.S. Investors — The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use certain terms in this press release, such as “probable,” “possible,” “recoverable” or “potential” reserves among others, that the SEC’s guidelines strictly prohibit us from including in filings with the SEC. Investors are urged to consider closely the disclosure in our filings with the SEC.